Exhibit 28

                           REGULATORY SIDELETTER


                                             AGREEMENT dated as of February
                                        22, 2002 by and between J.P. MORGAN
                                        PARTNERS (BHCA), L.P. ("Investor"),
                                        INTERNATIONAL MOTOR CARS GROUP I,
                                        L.L.C. ("PCP I"), INTERNATIONAL
                                        MOTOR CARS GROUP II, L.L.C. ("PCP
                                        II," and together with PCP I, the
                                        "PCP Entities") and UNITED AUTO
                                        GROUP, INC. (the "Company")

          WHEREAS, Investor is a regulated entity and an indirect subsidiary of J.P. Morgan Chase & Co. and in connection therewith Investor is subject to various regulations that may impose restrictions on the type and terms of Investor's investment in the Company;

          NOW THEREFORE, in connection with the foregoing, the parties hereby agree as follows:

Section 1.     Regulatory Matters Generally.
               ----------------------------

          (a)  Regulatory Cooperation.
               ----------------------

               (i) In the event that Investor reasonably determines that it has a Regulatory Problem, each of the Company and the PCP Entities agrees to take all such actions as are reasonably requested by Investor in order (A) to effectuate and facilitate any transfer by Investor of any securities of the Company then held by Investor or such PCP Entity for the account of such Investor to any Person designated by Investor, (B) to permit Investor (or any of its Affiliates) to exchange or to direct such PCP Entities to exchange all or any portion of the voting securities then held by such Person on a share-for-share basis for shares of a class of non-voting securities of the Company, which non-voting securities shall be identical in all respects to such voting securities, except that such new securities shall be non-voting and shall be convertible into voting securities on such terms as are requested by Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and
     (C) to grant Investor or its designee the reasonable equivalent of any voting rights arising out of Investor's ownership of voting securities and/or provided for in the Stockholders Agreement that were diminished as a result of the transfers and amendments referred to above. If Investor elects to transfer or directs the PCP Entities to transfer securities of the Company in order to avoid a Regulatory Problem to an Affiliate subject to limitations on its voting or total ownership interest in the Company, each of the Company, the Investor and the PCP Entities and any Affiliate shall enter into such mutually acceptable agreements as any such party may reasonably request in order to assist such Affiliate in complying with and avoiding liability pursuant to any Laws to which it is subject and / or to give effect to Section 1(b) below. Such agreements may include restrictions on the redemption, repurchase or retirement of securities of the Company that would result or be reasonably expected to result in such Affiliate holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations.

               (ii) In the event that Investor has the right to direct the PCP Entities to acquire any of the Company's securities from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and Investor reasonably determines that it has a Regulatory Problem, at Investor's request the Company will offer to sell to Investor or to the PCP Entities, for the account of the Investor, non-voting securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had Investor acquired or directed the PCP Entities to acquire the securities so offered and immediately requested their exchange for non-voting securities pursuant to subsection (i) above.

               (iii) In the event that any Affiliate of the Company ever offers to issue any of its securities to Investor or to the PCP Entities for the account of the Investor, then the Company will cause such Affiliate to enter into an agreement with Investor substantially similar to this Agreement.

          (b) Scope. The parties hereto hereby acknowledge that the purpose of this Regulatory Sideletter is to address any potential Regulatory Problem, and it is not intended to, and shall not be interpreted to, alter the economic arrangements among the parties or create any rights for any party in addition to those set forth in the Transaction Documents and the Fundamental Documents of the Company.

     Section 2.     Cross Marketing Activities.
                    --------------------------

          The Company hereby represents and warrants that except as otherwise disclosed, neither the Company nor any of its subsidiaries (i) offers or markets, directly or through any arrangement, any product or service of any depository institution owned by J.P. Morgan Chase & Co., or
(ii) permits any of its products or services to be offered or marketed, directly or through any arrangement, by or through any depository institution owned by J.P. Morgan Chase & Co.

     Section 3.     Lending Activities.
                    ------------------

          The Company hereby represents and warrants that except as otherwise disclosed on Schedule 3 hereto, neither the Company nor any of its subsidiaries currently has or is expected to have a loan facility, credit facility, debt financing, line of credit or any other extension of credit from any depository institution owned by J.P. Morgan Chase & Co.

     Section 4.     Covenants.
                    ---------

          (a) The Company shall give Investor thirty (30) days prior written notice before taking any affirmative steps which would cause the representations and warranties contained in Sections 2 or 3 to be untrue.

          (b) The Company shall use its best efforts to notify Investor promptly at any time in which the Company reasonably believes the representations contained in Sections 2 or 3 to be untrue whether as a result of the Company's affirmative action or otherwise.

     Section 5.     Participation Interests and Pledge.
                    ----------------------------------

          (a) Notwithstanding anything to the contrary contained in the Transaction Documents, Investor shall be permitted to grant participation interests in the Company's securities held by Investor or by the PCP Entities for the account of the Investor to Affiliates of Investor without prior disclosure or consent of the Company or any other Person, so long as the participation agreement or other agreement or document pursuant to which such participation interest is granted requires such Affiliate to comply with the Transaction Documents as if it were a record owner of such securities and a direct party to the Transaction Documents.

          (b) Notwithstanding anything to the contrary contained in the Transaction Documents, any and all representations and warranties relating to Investor's ownership of the Company's securities, through the PCP Entities or otherwise, shall be qualified by the fact that Investor has granted participation interests in a pro rata portion of all of its investments, including its purchase of the Company's securities through the PCP Entities or otherwise, to Affiliates of Investor. Such participation interests, however, do not affect Investor's status as being the sole beneficial owner of the Company's securities held by Investor or by the PCP Entities for the account of the Investor.

     Section 6.     Definitions.
                    -----------

          Unless otherwise defined herein, each capitalized term used herein shall have the meaning ascribed to such term in the Stockholders Agreement.

          "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person or any Person identified in clause (ii) below, and (ii) any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. When such term is used in the context of a Regulatory Problem, it also has the meaning ascribed to it in any Law.

          "Banking Regulations" means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including without limitation, the Bank Holding Company Act and the Federal Reserve Act.

          "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Fundamental Documents" means (i) a certificate or articles filed with any state wherein such filing forms a Person and (ii) all agreements, documents, or instruments governing the internal affairs of a Person, including such Person's by-laws, codes of regulations, partnership agreements, limited liability company agreements, operating agreement, or similar agreements.

          "Law" with respect to any Person, means (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including, without limitation, Banking Regulations and
Section 16 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

          "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

          "Regulatory Problem" means any set of facts or circumstances in which the Investor's ownership of securities issued by the Company (i) gives rise to a material violation of Law by Investor or any of its Affiliates, or gives rise to a reasonable belief by Investor that such a violation is likely to occur or (ii) gives rise to a limitation in Law that will impair materially the ability of Investor or any Affiliate to conduct its business or gives rise to a reasonable belief by Investor that such a limitation is likely to arise.

          "Stockholders Agreement" means the Second Amended and Restated Stockholders Agreement to be entered into on the date hereof among the Company, the Investor, the PCP Entities and certain shareholders of the Company.

          "Transaction Documents" means the Stockholders Agreement, the Registration Rights Agreement, the Amended and Restated Limited Liability Company Agreement for PCP I and the related direction letter, each dated as of the date hereof, among Penske Capital, Penske Corporation, JPMP and AON, the Amended and Restated Limited Liability Company Agreement for PCP II and the related direction letter, each dated as of the date hereof, among Penske Capital and JPMP, any other documents pursuant to or in furtherance of any of the foregoing, or other transaction documents relating to Investor's purchase and ownership of the Company's securities, through the PCP Entities or otherwise, each as amended.

     Section 7.     Amendments; Benefit.
                    -------------------

          The terms and provisions of this Agreement may not be modified or amended, unless pursuant to a written agreement executed by each of the parties hereto. This Agreement shall be for the benefit of Investor and its Affiliates and shall apply to each acquisition of securities issued by the Company to Investor or its Affiliates.

     Section 8.     Counterparts, Facsimile Signatures.
                    ----------------------------------

          This Agreement may be executed in any number of counterparts, including by means of facsimile, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 9. Notices. All notices, claims, certificates, requests, demands and other communications to be given to Investor hereunder or relating to Investor's investment in the Company, through the PCP Entities or otherwise, shall be addressed as follows:

                    J.P. Morgan Partners, LLC
                    1221 Avenue of the Americas
                    New York, New York  10020-1080
                    Telephone:  (212) 899-3400
                    Facsimile:  (212) 899-3401
                    Attention:  Official Notices Clerk

                               * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                   UNITED AUTO GROUP, INC.


                                   By: /s/ Robert H. Kurnick, Jr.
                                      --------------------------------------
                                   Name:  Robert H. Kurnick, Jr.
                                   Title: Executive Vice President


                                   J.P. MORGAN PARTNERS (BHCA), L.P.

                                   By: JPMP Master Fund Manager, L.P.,
                                       its general partner

                                   By: JPMP Capital Corp.,
                                       its general partner


                                   By: /s/ Donald J. Hofmann, Jr.
                                      --------------------------------------
                                   Name:  Donald J. Hofmann, Jr.
                                   Title: Managing Partner

                                   INTERNATIONAL MOTOR CARS GROUP I, L.L.C.

                                   By: Penske Capital Partners, L.L.C.,
                                       as Managing Member

                                   By: /s/ James A. Hislop
                                      --------------------------------------
                                   Name:  James A. Hislop
                                   Title: President and Chief Executive
                                          Officer


                                   INTERNATIONAL MOTOR CARS GROUP II, L.L.C.

                                   By: Penske Capital Partners, L.L.C.,
                                       as Managing Member

                                   By: /s/ James A. Hislop
                                      --------------------------------------
                                   Name:  James A. Hislop
                                   Title: President and Chief Executive
                                          Officer

                                 SCHEDULE 3
                                 ----------


o    $200,000,000 swap arrangement with J.P. Morgan Chase Bank

     o    Interest Rate: 4.1%

     o    Trade Date: 10/11/01

     o    Effective Date: 10/15/01

     o    Termination Date: 7/25/05

     o    Reference Number: 0004450719/59474105


o    $200,000,000 swap arrangement with J.P. Morgan Chase Bank

     o    Interest Rate: 4.28%

     o    Trade Date: 10/11/01

     o    Effective Date: 10/15/01

     o    Termination Date: 10/31/05

     o    Reference Number: 0004450548/59474104


o $200,000,000 swap arrangement with Morgan Guaranty Trust Company of New York

     o    Interest Rate: 7.152%

     o    Trade Date: 1/11/00

     o    Effective Date: 1/13/00

     o    Termination Date: 10/31/05

     o    Reference Number: 421023